UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 30, 2007
Back Yard Burgers, Inc.
(Exact name of Registrant as specified in its charter)
Delaware
(State of incorporation or organization)
1-12104
(Commission File Number)
64-0737163
(IRS Employer Identification No.)
1657 N. Shelby Oaks Drive, Suite 105
Memphis, Tennessee 38134-7401
(901) 367-0888
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)
Not applicable
(Former name, former address and former fiscal year, if applicable)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     As previously reported, on June 10, 2007, Back Yard Burgers, Inc. (the “Company”), BBAC LLC, a Delaware limited liability company (“Parent”), and BBAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby Merger Sub would be merged with and into the Company and the Company’s stockholders (other than Parent) would receive $6.50 per share in cash from Parent, with the Company becoming a wholly owned subsidiary of Parent. Pursuant to Section 10.1(e) of the Merger Agreement, either Parent or the Company could seek to terminate the Merger Agreement in the event that the merger had not been consummated by October 31, 2007, as long as the failure to consummate the transactions contemplated by the Merger Agreement on or before October 31, 2007 was not caused by any breach of the Merger Agreement by the party electing to terminate the Merger Agreement. On October 30, 2007, the Company, Parent and Merger Sub entered into an agreement (the “Agreement”) whereby each party agreed to use its commercially reasonable efforts to cause the Merger Agreement to be consummated no later than 5:00 p.m., Atlanta, Georgia time on November 5, 2007, and to not seek to terminate the Merger Agreement pursuant to Section 10.1(e) until after 5:00 p.m., Atlanta, Georgia time on November 5, 2007.
     On October 31 2007, the Company issued a press release announcing that it had entered into the Agreement, and that the Company currently expects the merger transaction with Parent and Merger Sub to close on November 5, 2007.
     A copy of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits. The following exhibits are being filed herewith:
99.1	Agreement dated as of October 30, 2007 by and among BBAC, LLC, BBAC Merger Sub, Inc. and Back Yard Burgers, Inc.

99.2	Press Release dated October 31, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Back Yard Burgers, Inc.

Date: October 31, 2007	By:	/s/ Michael G. Webb

Michael G. Webb
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement dated as of October 30, 2007 by and among BBAC, LLC, BBAC Merger Sub, Inc. and Back Yard Burgers, Inc.

99.2	Press Release dated October 31, 2007